EXHIBIT 10.2
                                                                1996 10-K





              MANAGEMENT INCENTIVE COMPENSATION PLAN

              Economic Value Added (EVA) Bonus Plan

                  As Amended February 18, 1997



                            ARTICLE I

                       Statement of Purpose
                       --------------------


1.1  The purpose of the Plan is to provide a system of incentive
  compensation  which   will   promote   the   maximization  of
  shareholder value  over the  long term.    In order  to align
  management incentives  with shareholder interests,  incentive
  compensation will reward  the creation  of value.   This Plan
  will tie incentive compensation to Economic Value Added ("EVA") and, thereby, reward management for creating value and penalize management for destroying value.


1.2  EVA is  the  performance measure of value creation.   EVA
  reflects the benefits and costs of capital employment. Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. By imputing the cost of capital upon the operating profits generated by a business group, EVA measures the total value created (or destroyed) by management.


    EVA  =  (Net Operating Profit After Tax - Capital Charge)


1.3 Each Plan Participant is placed in a classification. Each classification has a prescribed target bonus. The bonus earned in any one year is the result of multiplying the Actual Bonus Percentage times the Participant's base pay. Bonuses that fall within a pre-specified range will be fully paid out. Positive and negative bonuses falling outside this range are banked forward in the Participant's Bonus Bank, with one-third of the net positive balance paid out each year in cash.



                            ARTICLE II

           Definition of EVA and the Components of EVA
           -------------------------------------------


  Unless  the  context   provides  a   different  meaning,  the
  following terms shall have the following meanings.


2.1 "Participating Group" means a business division or group of business divisions which are uniquely identified for the purpose of calculating EVA and EVA based bonus awards. Some Participants' awards may be a mixture of two different Participating Groups.


For the purpose of this plan, the Participating Groups are listed on Exhibit C.


2.2  "Capital" means the net investment employed in the operations
  of each Participating Group.   The components  of Capital are
  as follows:


                 Gross Accounts Receivable (including trade A/R
                 from another Manitowoc unit)
          Plus:  FIFO Inventory
          Plus:  Other Current Assets
          Less:  Non-Interest   Bearing   Current   Liabilities
                 (NIBCL's - See Note 1)
          Plus:  Net PP&E
          Plus:  Other Operating Assets
          Plus:  Capitalized Research & Development
          Plus:  Goodwill acquired after July 3, 1993
          Plus:  Accumulated Amortization on  Goodwill acquired
                 after July 3, 1993
          Plus (Less):  Special Items (one-time)
          --------------------------------------
          Equals:     Capital

  Notes: (1) NIBCL's include trade A/P to another Manitowoc unit, but do not include the contingent liability associated with Bonus Banks.


2.3 Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of the Fiscal Year.


2.4 "Cost of Capital" or "C*" means the weighted average of the after tax cost of debt and equity for the year in question.

  The Cost of Capital will be reviewed annually and revised if it has changed significantly. Calculations will be carried to one decimal point.

  The cost  of capital  for the  initial  year is  12.6%.   See
  Exhibit A. In subsequent plan years the methodology for the calculation of the Cost of Capital will be:

  a)   Cost  of Equity = Risk  Free Rate + (Beta  x Market Risk
                                                       Premium)

  b)   Debt Cost of Capital = Debt Yield x (1 - Tax Rate)

  c) The weighted average of the Cost of Equity and the Debt Cost of Capital is determined by reference to the actual debt to capital ratio where the Risk Free Rate is the average daily closing yield rate on 30 year U.S. Government Bonds for the month of October immediately preceding the Plan Year, the BETA is determined by reference to the most recently available Value Line report on the Company closest to, but before October 31, the Market Risk Premium is 6%, the Debt Yield is the weighted average yield on the Company's long term obligations for the trailing 12 month period ending October 31 of the year immediately preceding the Plan Year, and the tax rate is 39% for U.S. Companies, and the full statutory rate of the country where a foreign division or subsidiary is based.

  d) Short-term debt is to be treated as long-term for purposes of computing the cost of capital.


2.5  "Capital Charge"    means  the deemed opportunity  cost of
  employing Capital  in  the  business  of  each  Participating
  Group.  The Capital Charge is computed as follows:

       Capital Charge = Capital x Cost of Capital (C*)


2.6  "Net Operating Profit After Tax" or "NOPAT"

  "NOPAT" means the after tax cash earnings attributable to the capital employed in the Participating Group for the year in question. The components of NOPAT are as follows:

            Operating Earnings
       Plus:     Increase (Decrease) in Capitalized  R & D (See
                 Note 1)
       Plus:     Increase (Decrease) in Bad Debt Reserve
       Plus:     Increase (Decrease) in Inventory Reserves
       Plus:     Amortization of  Goodwill acquired  after July 3,
                 1993
       Less:     Other  Expense (Excluding interest on debt)
       Plus:     Other  Income (Excluding investment income)
       Equals:   Net Operating Profit Before Tax
       Less:     Taxes (See Note 2)
       -----------------------------
       Equals:   Net Operating Profit After Tax


2.7 "Economic Value Added" or "EVA" means the NOPAT that remains after subtracting the Capital Charge, expressed as follows:

                      NOPAT
            Less:     Capital Charge
            ------------------------
            Equals:   EVA

  EVA may be positive or negative.


                           ARTICLE III

         Definition and Computation of Target Bonus Value
         ------------------------------------------------


3.1  "Actual  EVA"   means  the   EVA  as   calculated   for  each
  Participating Group for the year in question.

3.2 "Target EVA" means the level of EVA that is expected in order for the Participating Group to receive the Target Bonus
  Value.

The Target EVA for the first year is set at the expected EVA for the year prior to the first year of the plan after adjusting for inventory write-offs, Manitex relocation, FAS 106 and 109 and the $5 million product liability settlement (except for
  $1.2 million).    After the first year,  the Base-Line EVA is
  revised according to the following formula:


             (Last Year's Actual EVA + Last Year's Target EVA)   Expected
Target EVA = ------------------------------------------------- + Improvement
                                  2                              in EVA



"Expected Improvement in EVA" means the constant EVA improvement
  that is added  to shift  the target  up each  year.   This is
  determined by the expected growth in EVA per year.

See Exhibit B for the Expected Improvement for each Participating Group.

3.3  "Target Bonus  Value"   means the  "Target  Bonus Percentage"
  times a Participant's base pay.

3.4 "Target Bonus Percentage" is determined by a Participant's classification as shown on Exhibit B.

3.5  "Actual  Bonus  Value"  means   the  bonus  earned   *  by  a
  Participant and is computed as the Actual Bonus Percentage times a Participant's base pay.

3.6 "Actual Bonus Percentage" is determined by multiplying the Target Bonus Percentage by the Bonus Performance Value.

3.7 "Bonus Performance Value" means the difference between the Actual EVA and the Target EVA divided by the Leverage Factor plus 1.0.

                         [Actual EVA - Target EVA]
                         --------------------------
Bonus Performance Value = [       Leverage Factor            ]    + 1

3.8 "Leverage Factor" is the negative (positive) deviation from Target EVA necessary before a zero (two times Target) bonus
  is earned.   See Exhibit  C for the  Leverage Factor  of each
  Participating Group.

3.9 A Participant's classification is determined by each business unit manager. They shall generally be direct reports and are subject to approval by the CEO and the Compensation Committee of the Board of Directors.


*Note: A portion of the Actual Bonus Value may be placed in the Participants' Bonus Bank. See Article IV for details on the
  Bonus Bank.



                           ARTICLE IV

                   Description of Bonus Banks
                   --------------------------

4.1 Establishment of a Bonus Bank. To encourage a long-term commitment by Participants to the Company, a portion of exceptional bonuses (amounts above Target and negative bonuses) shall be credited to "at risk" deferred accounts ("Bonus Banks"), with the level of payout contingent on sustained high performance and improvements and continued employment as provided herein.


4.2 Although a Bonus Bank may, as a result of negative EVA, have a deficit, no Plan Participant shall be required, at any time, to reimburse his/her Bonus Bank.


4.3 "Bonus Bank" means, with respect to each Participant, a bookkeeping record of an account to which amounts are credited, or debited as the case may be, from time to time under the Plan and from which bonus payments to such Participant are debited.


4.4 "Bank Balance" means, with respect to each Participant, a bookkeeping record of the net balance of the amounts credited
  to and  debited against  such  Participant's Bonus  Bank.   A
  Participant's Bank Balance shall initially  be equal to zero.



4.5 Payout Rule: If the Bank Balance entering the Plan Year is zero or positive, then

       1)   Pay any  positive bonus  earned  up to  the "Target
            Bonus Value",
       2)   Add  any  unpaid  portion   of  the  bonus  earned
            (including negative bonuses) to the Bonus
            Bank,
       3)   Pay out 1/3 of any Positive Bank Balance
       4) Carry the remaining Bank Balance forward to the next year.

  If the Bank Balance entering the Plan Year is negative, then

       1)   Pay 1/3  of the  positive  bonus earned  up  to the
            "Target Bonus Value",
       2)    Add  any  unpaid  portion   of  the  bonus  earned
            (including negative bonuses) to the Bonus
            Bank,
       3)   Pay out 1/3 of any Positive Bank Balance,
       4) Carry the remaining Bank Balance forward to the next year.


4.6 A Participant may elect to withdraw, in cash, all or a portion of the Bank Balance. The amount available for such withdrawal is the lesser of the ending Bank Balance of the applicable year or the Bank Balance at the end of the third prior year.



                            ARTICLE V

          Plan Participation, Transfers and Terminations
          ----------------------------------------------

5.1 Participant Group. The Committee will have sole discretion in determining who shall participate in the EVA Bonus Plan.
  Employees designated for Plan participation by the Committee shall be management or highly compensated employees.


5.2 Transfers. A Participant who transfers his employment from one Participating Unit of the Company to another shall retain his Bonus Bank and will be eligible to receive future EVA Plan Awards in accordance with the provisions of the EVA Plan. Any positive Bonus Bank balance would payout in full as soon as is practical.


5.3  Retirement or  Disability.    A  Participant  who  terminates
  employment with the Company, at or after age fifty-five, for any reason ("retirement"), or suffers a "disability," as such
  term  is  defined  in   the  Company's  long-term  disability
  benefits program, while in the Company's employ shall be eligible to receive the balance of their Bonus Bank. In the case of retirement, the Participant will receive their balance over three years subject to reduction if the Actual Bonus Value is negative in any of the three years subsequent to the year of retirement. In the case of disability while in the Company's employ, the Participant will receive their balance as soon as practical after qualifying for benefit payments under the Company's long-term disability benefits program.


5.4  Involuntary  Termination   Without   Cause  or   Death.  A
  Participant who is Terminated without cause or who dies shall
  receive any positive Bonus Bank balance.   Such payments will
  be made as soon as is practical.

5.5  Voluntary Termination.    In  the  event  that  a Participant
  voluntarily terminates employment with the Company, the right of the Participant to their Bonus Bank shall be forfeited unless a different determination is made by the Committee.


5.6  Involuntary  Termination  for   Cause.  In the  event  of
  termination of employment for cause, the right of the Participant to the Bonus Bank shall be determined by the Committee.

       "Cause" shall mean:

       (i) any act or acts of the Participant constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction;

       (ii) any material  breach  by  the  Participant  of  any
            employment  agreement  with  the   Company  or  the
            policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directives of the Board;

       (iii)a  course  of   conduct  amounting  to   gross
            neglect,  willful misconduct or dishonesty; or

       (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant.


5.7 Breach of Agreement. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement with respect to the post-employment conduct of such Participant, the Bonus Bank held by such Participant shall be forfeited.

5.8  No  Guarantee.    Participation  in   the  Plan  provides  no
  guarantee that a payment under the Plan will be paid. Selection as a Participant is no guarantee that payments
  under  the  plan  will  be  paid   or  that  selection  as  a
  Participant will be made in the subsequent Calendar Year.


                            ARTICLE VI

                       General Provisions.
                       -------------------

6.1  Withholding of Taxes.   The Company  shall have  the right to
  withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

6.2  Expenses.   All expenses  and  costs in  connection  with the
  adoption and administration of the plan shall be borne by the Company.

6.3  No prior Right or Offer.   Except and until expressly granted
  pursuant to the Plan, nothing in  the Plan shall be deemed to
  give  any  employee   any  contractual  or   other  right  to
  participate in the benefits of the Plan.

6.4 Claims for Benefits. In the event a Participant (a "claimant") desires to make a claim with respect to any of the benefits provided hereunder, the claimant shall submit evidence satisfactory to the Committee of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the claimant asserts entitles him to benefits. Failure by the claimant to submit his claim within such ninety (90) day period shall bar the claimant from any claim for benefits under the Plan.


6.5 In the event that a claim which is made by a claimant is wholly or partially denied, the claimant will receive from the Committee a written explanation of the reason for denial and the claimant or his duly authorized representative may appeal the denial of the claim to the Committee at any time within ninety (90) days after the receipt by the claimant of written notice from the Committee of the denial of the claim. In connection therewith, the claimant or his duly authorized representative may request a review of the denied claim; may
  review  pertinent  documents;  and   may  submit  issues  and
  comments  in  writing.    Upon  receipt  of  an  appeal,  the
  Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of a request for review, shall furnish the claimant with a decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent provisions of the Plan upon which the decision is based. In reaching its decision, the Committee shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan, and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

6.6 Action Taken in Good Faith; Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received
  awards, the  Company and  all other  interested parties.   No
  member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in circumstances
  involving  actual  bad  faith  or  willful  misconduct.    In
  addition to such other rights of indemnification as they may have as members of the Board, as members of the Committee or as officers or employees of the Company, all members of the Committee and any officer, employee or representative of the Company or any of its subsidiaries acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company ) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle
  and defend the  same.   Expenses (including  attorneys' fees)
  incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if such person claiming indemnification is entitled to be indemnified as provided in this Section.

6.7  Rights Personal  to  Employee.   Any  rights  provided  to an
  employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his lifetime, only by such employee.

6.8 Upon termination of the Plan or suspension for a period of more than 90 days, the Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.


6.9 Non-Allocation of Award. In the event of a suspension of the Plan in any Plan Year, as provided herein at Article VIII,
  Section 8, the Current Bonus for  the subject Plan year shall be deemed forfeited and no portion thereof shall be allocated
  to Participants.   Any such  forfeiture shall not  affect the
  calculation of EVA in any subsequent year.


                           ARTICLE VII

                           Limitations
                           -----------


7.1  No Continued  Employment.    Nothing  contained  herein shall
  provide any employee  with any right  to continued employment or in any way abridge the rights of the Company and its Participating Units to determine the terms and conditions of
  employment  and  whether  to   terminate  employment  of  any
  employee.


7.2  No Vested Rights.   Except  as otherwise provided  herein, no
  employee or other person shall have any claim of right (legal, equitable, or otherwise)to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Bonus Bank and no officer or employee of the Company or any Participating Group or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's
  creditors.   The  right  of  the  Participant  to  receive  a
  distribution hereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of participation hereunder.


7.3  Not Part of  Other Benefits.   The benefits  provided in this
  plan shall not be deemed a part of any other benefit provided
  by the  Company to  its employees.    The Company assumes  no
  obligation to plan Participants except as specified herein. This is a complete statement, along with the Schedules and Appendices attached hereto, of the terms and conditions of the plan.


7.4  Other Plans.    Nothing  contained  herein  shall  limit  the
  Company  or  the  Compensation  Committee's  power  to  grant
  bonuses  to  employees   of  the  Company,   whether  or  not
  Participants in this plan.


7.5 Limitations. Neither the establishment of the plan or the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.


7.6  Unfunded Plan.   This Plan is  unfunded and  is maintained by
  the Company in part to provide deferred compensation to a select group of management and highly compensated employees. Nothing herein shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant.



                           ARTICLE VIII

                            Authority
                            ---------


8.1  Compensation  Committee  Authority.     Except  as  otherwise
  expressly provided herein, full power and authority to interpret and administer this plan shall be vested in the Compensation Committee. The Compensation Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate
  for any Participant  under the Plan.   Any  decision taken by
  the Compensation Committee arising out of or in connection with the construction, ad ministration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Partici pants and any person claiming under or through them.


8.2 Board of Directors Authority. The Board shall be ultimately responsible for administration of the plan. References made herein to the "Compensation Committee" assume that the Board
  of  Directors  has   created  a   Compensation  Committee  to
  administer the Plan.   In the event  a Compensation Committee
  is not so designated,  the Board shall administer  the Plan.
  The Board or its Compensation Committee, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the Plan.


                            ARTICLE IX

                              Notice
                              ------


9.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.


                            ARTICLE X

                          Effective Date
                          --------------

10.1  This Plan shall be effective as of  July 4, 1993.


                           ARTICLE XI

                           Amendments
                           ----------


11.1 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board upon the recommendation
  of the Compensation  Committee.   Provided, however,  that no
  such change in  the Plan shall  be effective  to eliminate or
  diminish  the  distribution  of  any   Award  that  has  been
  allocated to the Bank  of a Participant prior  to the date of
  such amendment,  suspension or  termination.   Notice  of any
  such amendment, suspension or termination shall be given promptly to each Participant.


                           ARTICLE XII

                          Applicable Law
                          --------------


12.1  This  Plan  shall   be  construed  in   accordance  with  the
  provisions of the laws of the State of Wisconsin.



                           Exhibit A


               Calculation of the Cost of Capital


Inputs Variables:
----------------

Risk Free Rate = Average Daily closing yield  on U.S. Government
     30 Yr. Bonds (for the  month of October preceding  the Plan
     Year).

Market Risk Premium = 6.0% (Fixed)

Beta = 0.80 % (Value Line)

Debt/Capital Ratio = Debt as a % of Capital  (computed using the monthly average  debt/capital  ratio  for the  trailing  12 month period ending October 31 of the year preceding the Plan Year)

b =  Cost  of  Debt  Capital  (Weighted  Average  Yield  on  the
     Company's Long Term Debt Obligations).

Marginal Tax Rate  = 39.0% (Historical  Average).   However, for
     exceptions see 2.4(C)




Calculations:
------------

y = Cost of Equity Capital
  = Risk Free Rate + (Beta x Market Risk Premium)


Weighted Average Cost of Capital = [Cost of Equity  Capital x (1
     - Debt/Capital  Ratio)]  + [Cost  of  Debt x  (Debt/Capital
     Ratio) x (1 - Marginal Tax Rate)]

c* = [y  x (1  - Debt/Capital)]  + [b  x (Debt/Capital)  x (1  -
     Marginal Tax Rate)]




                            EXHIBIT B


Participant                             Target Bonus
Classification                          Percentage
-----------                             ------------

    I                                        60 %
   II                                        50 %
  III                                        35 %
   IV                                        30 %
    V                                        25 %
   VI                                        20 %
  VII                                        15 %
 VIII                                        10 %
   IX                                         7 %
    X                                         5 %
   XI                                         2 %




                           EXHIBIT C



                                     Expected
Participation                       Improvement             Leverage
Groups                                in EVA                 Factor
---------------                   --------------          -----------

Manitowoc Equipment Works             500,000               2,000,000
* The Shannon Group                   500,000               2,000,000
* Foodservice Group
  (The Shannon Group &
  Manitowoc Equipment Works)        1,000,000               4,000,000
Manitowoc Engineering Co.           1,000,000               3,000,000
Femco                                 400,000                 600,000
* Re-Manufacturing                     50,000                 150,000
Manitowoc Europe Ltd.                  75,000                 225,000
North Central Crane                    40,000                 120,000
* Manitowoc Engineering Co.
  Group, (Manitowoc                 1,500,000               4,000,000
  Engineering, Manitowoc
  Europe Ltd., North Central
  Crane, Re-Manufacturing, and
  Femco)
West Manitowoc                        200,000                 350,000
Manitex                               500,000               1,000,000
Marine                                150,000                 750,000
Corporate                           1,000,000               7,000,000